Standard Register®

ADVANCING YOUR REPUTATION

600 Albany St. · Dayton, OH 45417

Investor and media contact:

937.221.1000 · 937.221.1486 (fax)

Shaun C. Smith · 937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on July 29, 2011 at 8:00 a.m. EDT

Standard Register Reports Second Quarter 2011 Financial Results

DAYTON, Ohio (July 29, 2011) – Standard Register (NYSE: SR) today announced its financial results for the second quarter. The Company reported revenue of $164.3 million and a net loss of $0.9 million, or $0.03 per share. The results compare to prior year revenue of $164.7 million and a net loss of $0.1 million, a relative break-even on a per share basis.  Through the first half, the Company reported revenue of $329.2 million and a net loss of $0.4 million, or $0.01 per share.  The first half results compare to last year’s revenue of $332.1 million and a net loss of $0.9 million, or $0.03 per share.

Results of Operations

Core solution revenues within our focus market segments of healthcare, financial services and industrial grew at double-digit rates during the quarter.  However, expected declines in legacy products, such as business forms and transactional labels, continue to challenge progress across all business units, resulting in relatively flat revenue for the overall Company during the quarter.

“As we execute our strategy to transition from a document management, product-focused company to a market-focused provider of solutions that meet our customers’ strategic needs, we have demonstrated that these new core solutions can produce organic revenue growth,” said Joseph P. Morgan, Jr., president and chief executive officer. “We are making good progress on building a more sustainable business based on these core growth solutions and are accelerating development and introduction through our commercial, healthcare and industrial business units.”

Gross margin as a percent of revenue decreased slightly to 31.0 in the current year quarter from 31.4 for the prior year quarter.  Cost reduction from continuous improvement initiatives were offset by increases in materials, as well as one-time implementation costs for new customers during the quarter.  Year-to-date, gross margin as a percent of revenue improved slightly to 31.8 percent in the current year from 31.7 percent during the prior year, which included the benefit of more favorable LIFO adjustments.  LIFO inventory adjustments were a favorable $0.3 million for the current year versus a favorable LIFO adjustment of $1.9 million for the prior year.  Selling, general and administrative expenses, excluding pension loss amortization, were similar for the current year and prior year quarter, as well as the year-to-date periods.

Adjusting for pension loss amortization and restructuring charges, non-GAAP net income was $2.9 million, or $0.10 per share for the current quarter, compared with non-GAAP net income of $3.3 million, or $0.12 per share for the prior year quarter.  Adjusting for pension loss amortization and restructuring charges, non-GAAP net income was $7.1 million, or $0.25 per share for the first half compared with non-GAAP net income of $5.6 million, or $0.19 per share for the prior first half.

For the first half, capital expenditures were $6.6 million and are expected to be in the range of $18-21 million for the year, the majority of which will support the advancement of core growth solutions.  Pension funding contributions were $13.0 million through the first half and are expected to be approximately $24-30 million for the year.  Non-GAAP cash on a net debt basis was $1.4 million positive for the first half.

Dialog Medical Acquisition

On July 6, the Company acquired 100% of the ownership interest in iMedConsent, LLC (dba Dialog Medical) for approximately $5.2 million in cash, plus up to an additional $2.0 million in contingent payments based upon the performance of the business through the two-year anniversary of the transaction.  Dialog Medical provides solutions for managing the patient informed consent process and will be operated as a wholly-owned subsidiary reporting through our healthcare business unit.

“We will continue seeking opportunities such as the Dialog Medical acquisition, which provides a complementary suite of solutions and strengthens our market position,” noted Morgan.

Dividend

On Thursday, July 28, 2011, Standard Register’s board of directors declared a quarterly dividend of $0.05 per share to be paid on September 9, 2011, to shareholders of record as of August 26, 2011.  The board will consider future dividend payments on a quarter-by-quarter basis in accordance with its normal practice.

Conference Call

Standard Register’s President and Chief Executive Officer Joe Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10:00 a.m. EDT on July 29, 2011, to review the second quarter results. The call can be accessed via an audio web cast accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register (NYSE:SR) is trusted by the world’s leading companies to advance their reputations by aligning communications with corporate standards and priorities.  Providing market-specific insights and a compelling portfolio of solutions to address the changing business landscape in healthcare, commercial and industrial markets, Standard Register is the recognized leader in the management and execution of mission-critical communications. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2011 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace including the ability to attract and retain customers, results of continuous improvement and other cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information, since these statements may no longer be accurate or timely.

Non-GAAP Measures Presented in This Press Release

The Company reports its results in accordance with Generally Accepted Accounting Principles in the United States (GAAP). However, we believe that certain non-GAAP measures found in this press release, when presented in conjunction with comparable GAAP measures, are useful for investors. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included, not in accordance with generally accepted accounting principles. We discuss several measures of operating performance including non-GAAP net income and earnings per share and cash flow on a net debt basis, which are not calculated in accordance with GAAP. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Management evaluates the Company’s results, excluding pension loss amortization, pension settlements, restructuring charges, and asset impairments. We believe this non-GAAP financial measure is useful to investors because it provides a more complete understanding of our current underlying operating performance, a clearer comparison of current period results with past reports of financial performance, and greater transparency regarding information used by management in its decision making. Internally, management and our Board of Directors use this non-GAAP measure to evaluate our business performance.

In addition, because our credit facility is borrowed under a revolving credit agreement, which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivables, inventories, and letters of credit), we take the measure of cash flow performance prior to borrowing or repayment of the credit facility. In effect, we evaluate cash flow as the change in net debt (credit facility debt less cash and cash equivalents).

The table below provides a reconciliation of these non-GAAP measures to their most comparable measure calculated in accordance with GAAP.

THE STANDARD REGISTER COMPANY
		STATEMENT OF OPERATIONS
		(Dollars in thousands, except per share amounts)
		(Unaudited)
Second Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
3-Jul-11	4-Jul-10		3-Jul-11	4-Jul-10
$ 164,285	$ 164,682	TOTAL REVENUE	$ 329,174	$ 332,105
113,381	112,964	COST OF SALES	224,638	226,778
50,904	51,718	GROSS MARGIN	104,536	105,327
		COSTS AND EXPENSES
52,030	50,508	Selling, general and administrative	104,333	104,653
453	-	Pension settlements	453	-
(251)	1,026	Restructuring and other exit costs	(177)	1,458
52,232	51,534	TOTAL COSTS AND EXPENSES	104,609	106,111
(1,328)	184	(LOSS) INCOME FROM OPERATIONS	(73)	(784)
		OTHER INCOME (EXPENSE)
(572)	(601)	Interest expense	(1,144)	(991)
493	190	Other income	498	192
(79)	(411)	Total other expense	(646)	(799)
(1,407)	(227)	LOSS BEFORE INCOME TAXES	(719)	(1,583)
(497)	(117)	Income Tax Benefit	(344)	(660)
$ (910)	$ (110)	NET LOSS	$ (375)	$ (923)
29,048	28,912	Average Number of Shares Outstanding - Basic	29,012	28,893
29,048	28,912	Average Number of Shares Outstanding - Diluted	29,012	28,893
$ (0.03)	$ -	BASIC AND DILUTED LOSS PER SHARE	$ (0.01)	$ (0.03)
$ 0.05	$ 0.05	Dividends declared for the period	$ 0.10	$ 0.10
		MEMO:
$ 5,270	$ 6,192	Depreciation and amortization	$ 10,620	$ 12,279
$ 6,069	$ 4,668	Pension loss amortization	$ 12,142	$ 9,336
		SEGMENT OPERATING RESULTS**
		(Dollars in thousands)
		(Unaudited)
Second Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
3-Jul-11	4-Jul-10		3-Jul-11	4-Jul-10
		REVENUE
$ 43,174	$ 43,406	Financial Services	$ 86,480	$ 88,120
41,640	44,256	Commercial Markets	81,971	85,907
84,814	87,662	Total Commercial	168,451	174,027
59,051	59,003	Healthcare	119,723	123,264
20,420	18,017	Industrial	41,000	34,814
$ 164,285	$ 164,682	Total Revenue	$ 329,174	$ 332,105
		GROSS MARGIN
$ 12,716	$ 13,431	Financial Services	$ 25,859	$ 26,776
11,574	11,727	Commercial Markets	22,761	22,058
24,290	25,158	Total Commercial	48,620	48,834
20,972	21,461	Healthcare	43,544	45,002
5,499	4,885	Industrial	12,051	9,619
143	214	LIFO adjustment	321	1,872
$ 50,904	$ 51,718	Total Gross Margin	$ 104,536	$ 105,327
		NET LOSS BEFORE TAXES
$ 1,359	$ 2,370	Financial Services	$ 3,050	$ 3,467
(330)	(393)	Commercial Markets	(623)	(2,532)
1,029	1,977	Total Commercial	2,427	935
3,824	4,062	Healthcare	8,507	8,024
(401)	(663)	Industrial	388	(1,537)
(5,859)	(5,603)	Unallocated	(12,041)	(9,005)
$ (1,407)	$ (227)	Total Net Loss Before Taxes	$ (719)	$ (1,583)
**Prior year data has been revised to reflect the reclassification of certain customers between segments

		BALANCE SHEET
		(Dollars in thousands)
			(Unaudited)
			3-Jul-11	2-Jan-11
		ASSETS
		Cash and cash equivalents	$ 554	$ 531
		Accounts and notes receivable	110,144	122,308
		Inventories	31,189	29,253
		Other current assets	22,814	20,953
		Total current assets	164,701	173,045
		Plant and equipment	70,085	74,149
		Goodwill and intangible assets	8,736	8,822
		Deferred taxes	99,574	102,996
		Other assets	11,028	10,819
		Total assets	$ 354,124	$ 369,831
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current portion long-term debt	$ 1,456	$ 1,467
		Other current liabilities	73,929	77,296
		Deferred compensation	6,363	6,306
		Long-term debt	40,887	42,926
		Retiree healthcare obligation	4,849	4,931
		Pension benefit obligation	169,500	185,174
		Other long-term liabilities	6,932	6,883
		Shareholders' equity	50,208	44,848
		Total liabilities and shareholders' equity	$ 354,124	$ 369,831
		CONSOLIDATED STATEMENTS OF CASH FLOWS
		(Dollars in thousands)
		(Unaudited)
			26 Weeks Ended	26 Weeks Ended
			3-Jul-11	4-Jul-10
		Net loss plus non-cash items	$ 20,806	$ 20,337
		Working capital	8,792	184
		Restructuring payments	(961)	(3,450)
		Contributions to qualified pension plan	(13,000)	(13,500)
		Other	(4,126)	(4,036)
		Net cash provided by (used in) operating activities	11,511	(465)
		Capital expenditures, net	(6,555)	(4,346)
		Acquisition	-	(2,460)
		Proceeds from sale of equipment	19	65
		Net cash used in investing activities	(6,536)	(6,741)
		Net change in borrowings under credit facility	(1,328)	9,570
		Principal payments on long-term debt	(721)	(777)
		Dividends paid	(2,925)	(2,909)
		Other	34	61
		Net cash (used in) provided by financing activities	(4,940)	5,945
		Effect of exchange rate	(12)	(25)
		Net change in cash	$ 23	$ (1,286)
		RECONCILIATION OF GAAP TO NON-GAAP MEASURES
		(Dollars in thousands, except per share amounts)
		(Unaudited)
Second Quarter			Y-T-D
13 Weeks Ended	13 Weeks Ended		26 Weeks Ended	26 Weeks Ended
3-Jul-11	4-Jul-10		3-Jul-11	4-Jul-10
$ (910)	$ (110)	GAAP Net Loss	$ (375)	$ (923)
		Adjustments:
6,069	4,668	Pension loss amortization	12,142	9,336
453	-	Pension settlements	453	-
(251)	1,026	Restructuring and impairment charges	(177)	1,458
(2,490)	(2,261)	Tax effect of adjustments (at statutory rates)	(4,931)	(4,286)
$ 2,871	$ 3,323	Non-GAAP Net Income	$ 7,112	$ 5,585
$ (0.03)	$ -	GAAP Loss Per Share	$ (0.01)	$ (0.03)
		Adjustments, net of tax:
0.13	0.10	Pension loss amortization	0.25	0.19
0.01	-	Pension settlement losses	0.01	-
(0.01)	0.02	Restructuring and impairment charges	-	0.03
$ 0.10	$ 0.12	Non-GAAP Income Per Share	$ 0.25	$ 0.19
		GAAP Net Cash Flow	$ 23	$ (1,286)
		Adjustments:
		Credit facility paid (borrowed)	1,328	(9,570)
		Non-GAAP Net Cash Flow	$ 1,351	$ (10,856)